Exhibit 99.1

CBTX, Inc. Reports Third Quarter Financial Results

Houston, Texas, October 25, 2018-- CBTX, Inc. (the “Company”) (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas N.A., today announced net income of $13.0 million, or $0.52 per diluted share, for the quarter ended September 30, 2018, compared to $10.0 million, or $0.45 per diluted share, for the quarter ended September 30, 2017 and $11.0 million, or $0.44 per diluted share, for the quarter ended June 30, 2018.

For 2018, net income and earnings per share were positively impacted by the 14% reduction of the corporate U.S. statutory federal tax rate from 35% to 21% as a result of the enactment of the Tax Cuts and Jobs Act (the “Tax Act”), which became effective January 1, 2018.

Highlights

•	Total loans, excluding loans held for sale, increased $59.1 million, or 9.8% annualized, to $2.5 billion compared to the quarter ended June 30, 2018.

•

Net interest income for the quarter ended September 30, 2018 totaled $31.5 million, an increase of 2.1% from the second quarter of 2018, primarily due to the impact of increased average loans and average federal funds sold, partially offset by the impact of increased interest-bearing deposits and increased rates on those deposits.

•	The efficiency ratio improved to 57.0% for the quarter ended September 30, 2018, compared to 58.2% for the quarter ended June 30, 2018.

Operating Results:

Net Interest Income

Net interest income was $31.5 million for the third quarter of 2018, compared to $27.3 million for the third quarter of 2017 and $30.9 million for the second quarter of 2018. The increase in net interest income in the third quarter of 2018 from the third quarter of 2017, was primarily due to increased average loans and increased average yields on loans and federal funds sold. The increase in net interest income in the third quarter of 2018 from the second quarter of 2018 was due to increased average loans and average federal funds sold, partially offset by the impact of increased interest-bearing deposits and increased rates on those deposits.

The yield on interest-earning assets was 4.70% for the third quarter of 2018, compared to 4.32% for the third quarter of 2017 and 4.71% for the second quarter of 2018.

The cost of interest-bearing liabilities, including borrowings, was 0.80% for the third quarter of 2018, compared to 0.60% for the third quarter of 2017 and 0.60% for the second quarter of 2018.

The net interest margin was 4.28% for the third quarter of 2018 compared to 3.98% for the third quarter of 2017 and 4.39% for the second quarter of 2018.

Provision (Recapture) for Loan Losses

Provision for loan loss was a recapture of $1.1 million for the third quarter of 2018, compared to a recapture of $1.7 million for the third quarter of 2017 and a provision of $690,000 for the second quarter of 2018. The recapture in the third quarter of 2018 was driven by strong credit quality, improved national and local economic trends, continuing low nonperforming and impaired loans and minimal charge-off history. The recapture during the third quarter of 2017 resulted from pay-offs of certain classified and problem loans, which resulted in the reversal of their related allowance for loan losses.

The allowance for loan losses was $24.5 million, or 0.99% of total loans, at September 30, 2018, compared to $23.8 million, or 1.08% of total loans, at September 30, 2017 and $25.7 million, or 1.07% of total loans, at June 30, 2018.

Noninterest Income

Noninterest income was $3.5 million for the third quarter of 2018,  $4.1 million for the third quarter of 2017 and $3.5 million for the second quarter of 2018. Noninterest income for the third quarter of 2017 is higher compared to the third quarter of 2018 primarily due to gains on sales of two branches recorded in the third quarter of 2017.

Noninterest income was relatively flat from the second quarter of 2018 to the third quarter of 2018.

Noninterest Expense

Noninterest expense was $20.0 million for the third quarter of 2018,  $19.0 million for the third quarter of 2017 and $20.0 million for the second quarter of 2018.

Noninterest expense increased $947,000 in the third quarter of 2018 compared to the third quarter of 2017 primarily due to increased salaries and employee benefits, partially offset by decreased repossessed and other asset expenses. Although we sold two branches in the third quarter of 2017, net occupancy expense increased $207,000 or 9.3% in the third quarter of 2018 compared to the third quarter of 2017. This increase is primarily due to increased costs for repairs and maintenance and other expenses.

Noninterest expense during the third quarter of 2018 compared to the second quarter of 2018 was relatively flat.

Income Taxes

Income tax expense was $3.2 million for the third quarter of 2018,  $3.9 million for the third quarter of 2017 and $2.6 million for the second quarter of 2018.

The effective tax rates were 19.8% for the third quarter of 2018,  28.1% for the third quarter of 2017 and 19.3% for the second quarter of 2018. The effective tax rate for the second and third quarter of 2018 primarily reflects the reduction of the federal tax rate from 35% to 21% effective January 1, 2018 as a result of the Tax Act.

Balance Sheet Highlights:

Loans

Loans were $2.5 billion at September 30, 2018,  $2.2 billion at September 30, 2017 and $2.4 billion at June 30, 2018. The increases from the prior year and second quarter are primarily due to organic growth.

Asset Quality

Nonperforming assets remain low relative to total assets at $5.8 million, or 0.18% of total assets, at September 30, 2018,  $9.7 million, or 0.33% of total assets, at September 30, 2017 and $4.9 million, or 0.16% of total assets at June 30, 2018.

Annualized net charge-offs (recoveries) to average loans were 0.02% for the third quarter of 2018, (0.04%) for the third quarter of 2017 and 0.05% for the second quarter of 2018.

Deposits and Borrowings

Total deposits were $2.7 billion at September 30, 2018, compared to $2.6 billion at September 30, 2017 and $2.6 billion at June 30, 2018.

Our total borrowings are comprised of notes payable, repurchase agreements and Federal Home Loan Bank (FHLB) advances and were $1.4 million at  September 30, 2018, $26.6 million at September 30, 2017 and $51.4 million at  June 30, 2018. The decrease in borrowings from June 30, 2018 to September 30, 2018 is due to the payoff of FHLB short-term advances of $50 million outstanding at June 30, 2018. Borrowings at September 30, 2017 include $24.4 million for our note payable, which was repaid due to scheduled payments and repayment in full during the quarter ended December 31, 2017.

Capital

At September 30, 2018,  the Company remained well capitalized under bank regulatory requirements. Our ratio of total shareholders’ equity to total assets was 14.8% at September 30, 2018, 12.8% at September 30, 2017 and 14.9% at June 30, 2018.

Our ratio of tangible equity to tangible assets was 12.4% at September 30, 2018, 10.1% at September 30, 2017 and 12.4% at June 30, 2018.  Tangible equity to tangible assets is a non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release. Our ratios of total shareholders’ equity to total assets and tangible equity to tangible assets both increased from September 30, 2017 to September 30, 2018 due to our November 2017  initial public offering of our common stock and earnings between those periods.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.2 billion asset bank, offering commercial banking solutions to local small and mid-sized businesses and professionals in Houston, Beaumont and surrounding communities in southeast Texas.  Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, whether the Company can: prudently manage and execute its growth strategy; manage risks associated with its acquisition and de novo branching strategy; maintain its asset quality; address the volatility and direction of market interest rates; continue to have access to debt and equity capital markets; and achieve its performance goals. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

Balance Sheet Data (at period end):	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017

Loans, excluding loans held for sale	$2,463,197	$2,404,132	$2,356,053	$2,311,544	$2,199,478
Allowance for loan losses	(24,486)	(25,746)	(25,349)	(24,778)	(23,757)
Loans, net	2,438,711	2,378,386	2,330,704	2,286,766	2,175,721

Cash and equivalents	281,640	245,265	279,915	326,199	348,578
Debt securities	222,493	230,393	221,183	223,208	217,660
Premises and equipment, net	52,032	52,607	53,135	53,607	54,129
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets, net	6,038	6,276	6,521	6,770	7,031
Repossessed real estate and other assets	175	137	295	705	1,136
Loans held for sale	384	560	113	1,460	466
Other assets	108,030	106,186	101,974	101,418	104,167
Total Assets	$3,190,453	$3,100,760	$3,074,790	$3,081,083	$2,989,838

Noninterest-bearing deposits	$1,144,985	$1,114,155	$1,120,521	$1,109,789	$1,051,755
Interest-bearing deposits	1,545,095	1,447,119	1,479,181	1,493,183	1,502,872
Total deposits	2,690,080	2,561,274	2,599,702	2,602,972	2,554,627

Note payable	-	-	-	-	24,357
Repurchase agreements	1,351	1,448	861	1,525	2,239
Federal Home Loan Bank advances	-	50,000	-	-	-
Junior subordinated debt	6,726	6,726	6,726	6,726	6,726
Other liabilities	20,445	20,117	15,930	23,646	20,768
Total Liabilities	2,718,602	2,639,565	2,623,219	2,634,869	2,608,717

Shareholders' Equity	471,851	461,195	451,571	446,214	381,121
Total Liabilities and Shareholders' Equity	$3,190,453	$3,100,760	$3,074,790	$3,081,083	$2,989,838

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(In thousands)

	For the Three Months Ended					For the Nine Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Interest Income
Interest and fees on loans	$31,513	$30,493	$28,462	$27,726	$27,129	$90,468	$79,642
Securities	1,535	1,507	1,436	1,357	1,334	4,478	3,990
Federal Funds and interest-bearing deposits	1,617	1,127	1,187	1,283	1,106	3,931	2,661
Total Interest Income	34,665	33,127	31,085	30,366	29,569	98,877	86,293
Interest Expense
Deposits	2,961	2,126	1,948	1,993	1,964	7,035	5,659
Repurchase agreements	1	1	1	—	2	3	5
Federal Home Loan Bank advances	61	12	—	—	—	73	—
Note payable	4	3	4	122	269	11	784
Junior subordinated debt	112	109	93	86	83	314	236
Total Interest Expense	3,139	2,251	2,046	2,201	2,318	7,436	6,684
Net Interest Income	31,526	30,876	29,039	28,165	27,251	91,441	79,609
Provision (Recapture) for Loan Losses	(1,142)	690	865	1,050	(1,654)	413	(1,388)
Net Interest Income After Provision (Recapture) for Loan Losses	32,668	30,186	28,174	27,115	28,905	91,028	80,997
Noninterest Income
Deposit account service charges	1,597	1,497	1,478	1,388	1,395	4,572	4,412
Net gain (loss) on sale of assets	152	210	130	(7)	828	492	1,531
Card interchange fees	922	971	927	941	803	2,820	2,512
Earnings on bank-owned life insurance	443	465	451	460	459	1,359	1,120
Other	412	363	375	362	601	1,150	1,485
Total Noninterest Income	3,526	3,506	3,361	3,144	4,086	10,393	11,060
Noninterest Expense
Salaries and employee benefits	12,499	12,496	12,695	14,021	11,829	37,690	34,552
Net occupancy expense	2,428	2,433	2,265	2,346	2,221	7,126	6,805
Regulatory fees	488	513	545	487	458	1,546	1,689
Data processing	664	666	683	674	662	2,013	1,955
Printing, stationery and office	503	480	411	415	348	1,394	1,065
Amortization of intangibles	245	248	255	263	267	748	816
Professional and director fees	809	686	919	1,168	606	2,414	1,937
Correspondent bank and customer related transaction expenses	66	68	67	67	67	201	219
Loan processing costs	102	75	118	141	115	295	320
Advertising, marketing and business development	437	475	506	508	266	1,418	953
Repossessed real estate and other asset expense	3	5	57	66	340	65	543
Security and protection expense	346	311	302	300	331	959	1,055
Telephone and communications	342	394	386	344	311	1,122	972
Other expenses	1,032	1,162	1,075	1,189	1,196	3,269	3,422
Total Noninterest Expense	19,964	20,012	20,284	21,989	19,017	60,260	56,303
Net Income Before Income Tax Expense	16,230	13,680	11,251	8,270	13,974	41,161	35,754
Income Tax Expense	3,207	2,638	2,139	6,313	3,927	7,984	10,140
Net Income	$13,023	$11,042	$9,112	$1,957	$10,047	$33,177	$25,614

CBTX, INC. AND SUBSIDIARY

Financial Highlights (Unaudited)

(In thousands, except per share data and percentages)

	For the Three Months Ended					For the Nine Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
Profitability:
Net income	$13,023	$11,042	$9,112	$1,957	$10,047	$33,177	$25,614
Basic earnings per share	$0.52	$0.44	$0.37	$0.08	$0.46	$1.34	$1.16
Diluted earnings per share	$0.52	$0.44	$0.37	$0.08	$0.45	$1.33	$1.16

Return on average assets (1)	1.6%	1.4%	1.2%	0.3%	1.3%	1.4%	1.2%
Return on average shareholders' equity (1)	11.0%	9.7%	8.2%	1.8%	10.5%	9.7%	8.6%
Net interest margin- tax equivalent (1)	4.3%	4.4%	4.2%	4.1%	4.1%	4.3%	4.1%
Efficiency ratio (2)	57.0%	58.2%	62.6%	70.2%	60.7%	59.2%	62.1%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	14.8%	14.9%	14.7%	14.5%	12.8%	14.8%	12.8%
Tangible equity to tangible assets (3)	12.4%	12.4%	12.2%	12.0%	10.1%	12.4%	10.1%
Common equity tier 1 capital ratio	14.3%	14.1%	14.1%	14.2%	12.2%	14.3%	12.2%
Tier 1 leverage ratio	12.8%	12.9%	12.6%	12.3%	10.5%	12.8%	10.5%
Tier 1 risk-based capital ratio	14.5%	14.3%	14.4%	14.4%	12.5%	14.5%	12.5%
Total risk-based capital ratio	15.4%	15.3%	15.4%	15.4%	13.5%	15.4%	13.5%

Other Data:
Weighted average common shares outstanding- Basic	24,859	24,858	24,833	23,629	22,063	24,850	22,062
Weighted average common shares outstanding- Diluted	25,060	24,997	24,954	23,742	22,138	25,007	22,144
Common shares outstanding at period end	24,859	24,859	24,833	24,833	22,063	24,859	22,063
Dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.15	$0.15
Book value per share	$19.0	$18.6	$18.2	$18.0	$17.3	$19.0	$17.3
Tangible book value per share (3)	$15.5	$15.0	$14.7	$14.4	$13.3	$15.5	$13.3
Employees - full-time equivalents	489	488	477	462	464	489	464

(1)Quarterly ratios are annualized.

(2)Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(3)Non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	For the Three Months Ended
	9/30/2018			6/30/2018			9/30/2017
		Interest			Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earnings assets:
Total loans (2)	$2,404,491	$31,513	5.20%	$2,375,253	$30,493	5.15%	$2,191,016	$27,129	4.91%
Debt securities	230,592	1,535	2.64%	228,262	1,507	2.65%	223,132	1,334	2.37%
Federal funds sold and other interest-earning assets	272,739	1,404	2.04%	201,906	936	1.86%	284,334	927	1.29%
Nonmarketable equity securities	16,799	213	5.01%	14,823	191	5.17%	14,695	179	4.83%
Total interest-earning assets	2,924,621	$34,665	4.70%	2,820,244	$33,127	4.71%	2,713,177	$29,569	4.32%
Allowance for loan losses	(25,689)			(25,392)			(25,316)
Noninterest-earnings assets	292,598			288,416			290,767
Total assets	$3,191,530			$3,083,268			$2,978,628
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,530,077	$2,961	0.77%	$1,478,016	$2,126	0.58%	$1,501,732	$1,964	0.52%
Repurchase agreements	1,516	1	0.26%	1,540	1	0.26%	2,404	2	0.33%
FHLB advances	11,141	61	2.17%	2,198	12	2.19%	—	—	—%
Note payable	—	4	—%	—	3	—%	24,742	269	4.31%
Junior subordinated debt	10,826	112	4.14%	10,826	109	4.04%	10,826	83	3.04%
Total interest-bearing liabilities	1,553,560	$3,139	0.80%	1,492,580	$2,251	0.60%	1,539,704	$2,318	0.60%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,145,516			1,111,736			1,041,731
Other liabilities	23,600			20,441			18,844
Total noninterest-bearing liabilities	1,169,116			1,132,177			1,060,575
Shareholders’ equity	468,854			458,511			378,349
Total liabilities and shareholders’ equity	$3,191,530			$3,083,268			$2,978,628
Net interest income		$31,526			$30,876			$27,251
Net interest spread (3)			3.90%			4.11%			3.73%
Net interest margin (4)			4.28%			4.39%			3.98%
Net interest margin—tax equivalent (5)			4.31%			4.43%			4.07%

(1)Annualized.

(2)Includes average outstanding balances of loans held for sale of $741,000,  $425,000  and $1.1 million for the quarter ended September 30, 2018,  June 30, 2018 and September 30, 2017, respectively.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment of $261,000,  $267,000 and $1.1 million for the quarter ended September 30, 2018,  June 30, 2018 and September 30, 2017, respectively, has been computed using a federal income tax rate of 21% for 2018 and 35% for 2017.

	For the Nine Months Ended September 30,
	2018			2017
		Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earnings assets:
Total loans (1)	$2,366,714	$90,468	5.11%	$2,190,975	$79,642	4.86%
Debt securities	227,552	4,478	2.63%	220,396	3,990	2.42%
Federal funds sold and other interest-earning assets	242,529	3,334	1.84%	257,628	2,110	1.10%
Nonmarketable equity securities	15,449	597	5.17%	14,690	551	5.01%
Total interest-earning assets	2,852,244	$98,877	4.63%	2,683,689	$86,293	4.30%
Allowance for loan losses	(25,318)			(25,719)
Noninterest-earnings assets	289,391			280,139
Total assets	$3,116,317			$2,938,109
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,499,925	$7,035	0.63%	$1,497,845	$5,659	0.51%
Repurchase agreements	1,492	3	0.27%	2,409	5	0.28%
FHLB advances	4,487	73	2.18%	—	—	—%
Note payable	—	11	—%	25,841	784	4.06%
Junior subordinated debt	10,826	314	3.88%	10,826	236	2.91%
Total interest-bearing liabilities	1,516,730	$7,436	0.66%	1,536,921	$6,684	0.58%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,118,408			1,012,952
Other liabilities	21,744			18,080
Total noninterest-bearing liabilities	1,140,152			1,031,032
Shareholders’ equity	459,435			370,156
Total liabilities and shareholders’ equity	$3,116,317			$2,938,109
Net interest income		$91,441			$79,609
Net interest spread (2)			3.98%			3.72%
Net interest margin (3)			4.29%			3.97%
Net interest margin—tax equivalent (4)			4.32%			4.05%

(1)Annualized.

(2)Includes average outstanding balances of loans held for sale of $571,000 and $853,000 for the nine months ended September 30, 2018 and September 30, 2017, respectively.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment of $798,000 and $1.8 million for the nine months ended September 30, 2018 and September 30, 2017, respectively, has been computed using a federal income tax rate of 21% for 2018 and 35% for 2017.

CBTX, INC. AND SUBSIDIARY

Yield Trend (Unaudited)

	For the Three Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Yield Trend - Annualized:
Interest-earnings assets:
Total loans	5.20%	5.15%	4.98%	4.88%	4.91%
Debt securities	2.64%	2.65%	2.60%	2.42%	2.37%
Federal funds sold and other interest-earning assets	2.04%	1.86%	1.60%	1.37%	1.29%
Nonmarketable equity securities	5.01%	5.17%	5.32%	5.13%	4.83%
Total interest-earning assets	4.70%	4.71%	4.49%	4.29%	4.32%

Interest-bearing liabilities:
Interest-bearing deposits	0.77%	0.58%	0.53%	0.52%	0.52%
Repurchase agreements	0.26%	0.26%	0.29%	—%	0.33%
FHLB advances	2.17%	2.19%	—%	—%	—%
Note payable	—%	—%	—%	4.30%	4.31%
Junior subordinated debt	4.14%	4.04%	3.48%	3.15%	3.04%
Total interest-bearing liabilities	0.80%	0.60%	0.55%	0.56%	0.60%

Net interest spread (1)	3.90%	4.11%	3.93%	3.73%	3.73%
Net interest margin (2)	4.28%	4.39%	4.19%	3.98%	3.98%
Net interest margin—tax equivalent (3)	4.31%	4.43%	4.23%	4.06%	4.07%

(1)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(2)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(3)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment has been computed using a federal income tax rate of 21% for 2018 and 35% for 2017.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances (Unaudited)

(In thousands)

	For the Three Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Average Outstanding Balances:

Assets
Interest-earnings assets:
Total loans (1)	$2,404,491	$2,375,253	$2,319,463	$2,252,735	$2,191,016
Debt securities	230,592	228,262	223,730	222,602	223,132
Federal funds sold and other interest-earning assets	272,739	201,906	252,722	317,484	284,334
Nonmarketable equity securities	16,799	14,823	14,701	14,698	14,695
Total interest-earning assets	2,924,621	2,820,244	2,810,616	2,807,519	2,713,177
Allowance for loan losses	(25,689)	(25,392)	(24,866)	(24,127)	(25,316)
Noninterest-earnings assets	292,598	288,416	287,099	296,108	290,767
Total assets	$3,191,530	$3,083,268	$3,072,849	$3,079,500	$2,978,628

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,530,077	$1,478,016	$1,491,613	$1,519,631	$1,501,732
Repurchase agreements	1,516	1,540	1,418	1,793	2,404
FHLB advances	11,141	2,198	—	—	—
Note payable	—	—	—	11,252	24,742
Junior subordinated debt	10,826	10,826	10,826	10,826	10,826
Total interest-bearing liabilities	1,553,560	1,492,580	1,503,857	1,543,502	1,539,704
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,145,516	1,111,736	1,097,085	1,087,416	1,041,731
Other liabilities	23,600	20,441	21,165	23,271	18,844
Total noninterest-bearing liabilities	1,169,116	1,132,177	1,118,250	1,110,687	1,060,575
Shareholders’ equity	468,854	458,511	450,742	425,311	378,349
Total liabilities and shareholders’ equity	$3,191,530	$3,083,268	$3,072,849	$3,079,500	$2,978,628

(1)Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Period End Balances (Unaudited)

(In thousands, except percentages)

	9/30/2018		6/30/2018		3/31/2018		12/31/2017		9/30/2017
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Loan Portfolio:
Commercial and industrial	$569,334	23.1%	$565,850	23.5%	$559,070	23.7%	$559,363	24.1%	$548,870	24.9%
Real estate:
Commercial real estate	776,439	31.4%	780,224	32.4%	767,108	32.5%	738,293	31.9%	689,501	31.3%
Construction and development	487,289	19.7%	449,390	18.6%	436,260	18.5%	449,211	19.4%	424,489	19.3%
1-4 family residential	288,737	11.7%	279,227	11.6%	260,580	11.0%	258,584	11.2%	246,564	11.2%
Multi-family residential	236,907	9.6%	229,609	9.5%	236,000	10.0%	220,305	9.5%	211,219	9.6%
Consumer	39,807	1.6%	41,833	1.7%	40,869	1.7%	40,433	1.7%	42,772	1.9%
Agricultural	11,609	0.5%	10,951	0.5%	8,807	0.4%	11,256	0.5%	11,424	0.5%
Other	59,484	2.4%	53,376	2.2%	52,382	2.2%	40,344	1.7%	29,684	1.3%
Gross loans	2,469,606	100.0%	2,410,460	100.0%	2,361,076	100.0%	2,317,789	100.0%	2,204,523	100.0%
Less deferred fees and unearned discount	(6,025)		(5,768)		(4,910)		(4,785)		(4,579)
Less allowance for loan losses	(24,486)		(25,746)		(25,349)		(24,778)		(23,757)
Less loans held for sale	(384)		(560)		(113)		(1,460)		(466)
Loans, net	$2,438,711		$2,378,386		$2,330,704		$2,286,766		$2,175,721

Deposits:
Interest-bearing demand accounts	$367,120	13.6%	$342,890	13.4%	$345,378	13.3%	$363,015	14.0%	$340,627	13.3%
Money market accounts	722,382	26.9%	650,747	25.4%	717,548	27.6%	702,299	27.0%	726,903	28.5%
Savings accounts	94,344	3.5%	97,576	3.8%	95,603	3.7%	95,842	3.7%	88,613	3.5%
Certificates and other time deposits, $100,000 or greater	182,552	6.8%	164,464	6.4%	161,777	6.2%	172,469	6.6%	179,777	7.0%
Certificates and other time deposits, less than $100,000	178,697	6.6%	191,442	7.5%	158,875	6.1%	159,558	6.1%	166,952	6.5%
Total interest-bearing deposits	1,545,095	57.4%	1,447,119	56.5%	1,479,181	56.9%	1,493,183	57.4%	1,502,872	58.8%
Noninterest-bearing deposits	1,144,985	42.6%	1,114,155	43.5%	1,120,521	43.1%	1,109,789	42.6%	1,051,755	41.2%
Total deposits	$2,690,080	100.0%	$2,561,274	100.0%	$2,599,702	100.0%	$2,602,972	100.0%	$2,554,627	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality (Unaudited)

(In thousands, except percentages)

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Nonperforming assets (at period end):
Nonaccrual loans:
Commercial and industrial	$2,161	$1,734	$2,533	$3,280	$2,444
Real estate:
Commercial real estate	2,751	2,092	2,217	3,216	5,038
Construction and development	13	225	233	252	265
1-4 family residential	677	738	765	898	844
Multi-family residential	—	—	—	—	1
Consumer	—	4	21	—	—
Agricultural	—	—	—	—	—
Nonaccrual loans	5,602	4,793	5,769	7,646	8,592
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	5,602	4,793	5,769	7,646	8,592
Foreclosed assets, including other real estate:
Commercial real estate, construction and development, land and land development	175	137	295	298	729
Residential real estate	—	—	—	407	407
Total foreclosed assets	175	137	295	705	1,136
Total nonperforming assets	$5,777	$4,930	$6,064	$8,351	$9,728

Allowance for Loan Losses (at period end):
Commercial and industrial	$8,763	$7,648	$7,439	$7,257	$7,194
Real estate:
Commercial real estate	6,913	10,930	10,742	10,375	9,640
Construction and development	3,606	3,335	3,356	3,482	3,364
1-4 family residential	2,454	1,404	1,329	1,326	1,282
Multi-family residential	1,630	1,479	1,520	1,419	1,360
Consumer	394	479	517	566	626
Agricultural	71	66	53	68	69
Other	655	405	393	285	222
Total allowance for loan losses	$24,486	$25,746	$25,349	$24,778	$23,757

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.18%	0.16%	0.20%	0.27%	0.33%
Nonperforming loans to total loans	0.23%	0.20%	0.24%	0.33%	0.39%
Allowance for loan losses to nonperforming loans	437.09%	537.16%	439.40%	324.06%	276.50%
Allowance for loan losses to total loans	0.99%	1.07%	1.08%	1.07%	1.08%

CBTX, INC. AND SUBSIDIARY

Allowance for Loan Losses (Unaudited)

(In thousands, except percentages)

	For the Three Months Ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Analysis of Allowance for Loan Losses

Allowance for loan losses at beginning of period	$25,746	$25,349	$24,778	$23,757	$25,187

Provision (recapture) for loan losses	(1,142)	690	865	1,050	(1,654)

Net (charge-offs) recoveries
Commercial and industrial	(114)	(301)	(297)	52	205
Real estate:
Commercial real estate	(3)	5	3	(118)	2
Construction and development	—	—	—	—	—
1-4 family residential	4	—	(2)	(7)	2
Multi-family residential	—	—	—	—	—
Consumer	(4)	3	2	9	4
Agricultural	—	—	—	35	11
Other	(1)	—	—	—	—
Total net (charge-offs) recoveries	(118)	(293)	(294)	(29)	224

Allowance for loan losses at end of period	$24,486	$25,746	$25,349	$24,778	$23,757

Net charge-offs (recoveries) to average loans	0.02%	0.05%	0.05%	—%	(0.04)%

CBTX, INC. AND SUBSIDIARY

Non‑GAAP to GAAP Reconciliation (Unaudited)

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non‑GAAP financial measures. We classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP. Non‑GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non‑GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate (1) tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and (2) tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets. We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following tables reconcile, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and shareholders’ equity to total assets:

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Tangible Equity
Total shareholders’ equity	$471,851	$461,195	$451,571	$446,214	$381,121
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	6,038	6,276	6,521	6,770	7,031
Tangible equity	$384,863	$373,969	$364,100	$358,494	$293,140
Tangible Assets
Total assets	$3,190,453	$3,100,760	$3,074,790	$3,081,083	$2,989,838
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	6,038	6,276	6,521	6,770	7,031
Tangible assets	$3,103,465	$3,013,534	$2,987,319	$2,993,363	$2,901,857

Common shares outstanding	24,859	24,859	24,833	24,833	22,063

Book value per share	$19.0	$18.6	$18.2	$18.0	$17.3
Tangible book value per share	$15.5	$15.0	$14.7	$14.4	$13.3

Total shareholders’ equity to total assets	14.8%	14.9%	14.7%	14.5%	12.8%
Tangible equity to tangible assets	12.4%	12.4%	12.2%	12.0%	10.1%

Investor Relations:

James L. Sturgeon

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com